UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Sesen Bio, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT INFORMATION FOR SESEN BIO STOCKHOLDERS Please vote your shares for the Annual Meeting of Stockholders on June 22, 2022. Your vote may impact the value of your investment. Key Questions and Answers Regarding the Reverse Stock Split Proposal (Proposal 2) Question Answer What is Sesen Bio proposing? We are proposing a reverse stock split at a ratio in the range of 1:5 to 1:10, and a proportionate reduction in the number of authorized shares of common stock (Proposal 2). The ratio and the implementation and timing of the reverse stock split will be determined by our board of directors. We recommend our stockholders vote “FOR” Proposal 2. Why is Sesen Bio proposing a reverse stock split? We are proposing a reverse stock split to regain compliance with the Nasdaq Global Market listing rule that requires the stock of a company traded on the exchange to be above $1.00 per share. If we do not regain compliance by July 25, 2022, we may be subject to delisting. A reverse stock split is commonly used by companies in this situation to regain compliance and remain listed. If Proposal 2 passes, will this dilute my existing position? The proposed reverse stock split WILL NOT dilute our current stockholders and will not affect any stockholder’s percentage ownership in our company except for minor adjustments due to the treatment of fractional shares. What does a proportionate reduction in the authorized shares of common stock mean? The proportionate reduction in authorized shares of common stock means that all shares of common stock will be affected uniformly by the proposed reverse stock split, not just shares that are currently outstanding or held by stockholders. Depending on the final reverse stock split ratio determined by our board of directors, the number of authorized shares of common stock will decrease from 400M to between 40M (1:10 split) and 80M (1:5 split). This will reduce the number of authorized shares of common stock available for issuance in the future. What happens if I don’t vote? If you don’t vote, it may count the same as a vote “AGAINST” Proposal 2. How can I vote? Our proxy solicitor, Okapi Partners, can assist you with voting your shares and any questions you may have. Please see the next page for their contact information. Alternatively, you may follow the steps below. If you are the “record holder” of your shares, you must: • Submit a proxy via the Internet or phone by following the instructions on the enclosed proxy card; • Sign your proxy card and arrange for delivery of that proxy card by mail by 11:59 pm Eastern Daylight Time on June 21, 2022; or • Vote during the 2022 Annual Meeting by registering in advance through www.proxydocs.com/SESN.

If your shares are held in “street name,” you must: • Follow the instructions provided by your broker, bank or nominee to vote ahead of the 2022 Annual Meeting; or • You may also vote your shares at the 2022 Annual Meeting by registering in advance through www.proxydocs.com/SESN. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process. The last instruction we receive from you prior to the closing of the polls is what will be counted. Your vote is important, so please vote today! Where to Find Additional Information On April 28, 2022, Sesen Bio, Inc., referred to herein as the Company, filed a definitive proxy statement with the Securities and Exchange Commission, or SEC, in connection with the 2022 Annual Meeting of Stockholders (such proxy statement and any supplements or amendments thereto, referred to as the Annual Meeting Proxy Materials). The Annual Meeting Proxy Materials contain important information about the 2022 Annual Meeting. Stockholders are urged to read the Annual Meeting Proxy Materials carefully. Stockholders are able to obtain free copies of the Annual Meeting Proxy Materials and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov and at https://ir.sesenbio.com/financial-information/sec-filings. The Company, its directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Detailed information regarding the identity of participants, and their respective interests in the Company by security holdings or otherwise, are set forth in the definitive proxy statement for the Annual Meeting. Cautionary Note on Forward-Looking Statements This communication contains forward-looking statements, including, but not limited to, statements regarding the Company’s ability to regain compliance with the Nasdaq rules for continued listing, including the minimum bid price requirement, and the proposed reverse stock split, including the effects of the proposed reverse stock split. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this communication as a result of new information, future events or changes in its expectations. OUR PROXY SOLICITOR (OKAPI PARTERS) STANDS READY TO ASSIST YOU WITH THIS IMPORTANT VOTE If you have questions about how to vote your shares, please contact our proxy solicitor, Okapi Partners. 1212 Avenue of the Americas, 24th Floor New York, NY 10036 Telephone for Banks, Brokers, and International Stockholders: +1 212-297-0720 Stockholders may call toll-free: 855-305-0855 Email: info@okapipartners.com